Form N-SAR

Sub-Item 77Q1(a)
Material Amendments to Registrant's Charter
33-63212, 811-7736

Sixteenth  Amendment  dated  January  31,  2003  to  Janus  Aspen  Series  Trust
Instrument dated May 19, 1993 is incorporated herein by reference to Exhibit 1(m) to Post-Effective Amendment No. 32 to Janus Aspen Series' registration statement on Form N-1A, filed on February 26, 2003, accession number 0000950134-03-003083 (File No. 33-63212).

Amended and Restated Trust Instrument dated March 18, 2003 is incorporated herein by reference to Exhibit 1(n) to Post-Effective Amendment No. 33 to Janus Aspen Series' registration statement on Form N-1A, filed on April 30, 2003, accession number 0001035704-03-00269 (File No. 33-63212). Since the filing thereof, the Trust Instrument was dated March 18, 2003 and was signed by Thomas
H. Bailey, James T. Rothe, William F. McCalpin, William D. Stewart, John W. McCarter, Jr., Martin H. Waldinger and Dennis B. Mullen.

First Amendment dated May 1, 2003 to Janus Aspen Series Amended and Restated Trust Instrument dated March 18, 2003 is filed herein as Exhibit 99.77Q1.